CELTIC BIOTECH

Fighting Cancer with Nature's Tools

December 2014

SUBSIDIARY OF
SPOTLIGHT INNOVATION

Celtic Biotech Iowa

- Celtic Biotech develops novel therapeutic products for the treatment of solid cancers and pain in humans
- Derived from naturally specialized receptor-binding proteins, these products have the potential to:
  - increase survivability
  - improve the quality of life for cancer patients
  - reduce treatment costs



Scanning electron micrograph of a lung cancer cell

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Where We Are

- Merger between Celtic Biotech LTD and Celtic Biotech Iowa completed June 2014
- Celtic Biotech products in Phase 1 Human Clinical Trials in France
  - Prior study showed efficacy in clinical setting
  - Products show significant analgesic properties
- Preparing follow-on products

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Cancer Defined

- Cancer is a group of diseases, caused by both external and internal actors, characterized by the uncontrolled growth and spread of abnormal cells. If the spread is not controlled, it can result in death.
- In 1990, 500,000 in the U.S. die from cancer. In 2012, 550,000 died from cancer – no real change!
- By 2030, the global burden is expected to grow to 21.4 million new cancer cases and 13.2 million cancer deaths simply due to the growth and aging of the population
- Top 5 most common cancers worldwide are lung, breast, colorectal, prostate and stomach: most lethal are lung, pancreas, and esophageal.

Sources: American Cancer Society, International Agency for Research on Cancer, World Cancer Research Fund International

The Cancer Market

- 1 in 3 people in the Industrialised West will contract a form of cancer in their lifetime
- Current cancer medications have an average response rate of approximately 20%
- The global anticancer market is worth $80 billion a year
  - Aging population of developed world will ensure continuous growth in this market
  - The top 12 selling products accounted for approximately 70% of that figure
- In short the industry is dominated by blockbuster drugs
- Standard approach: chemo, radio or Molecularly targeted therapies (MTT), incl Mabs and TK inhibitors

Cancer Drug Sales 2013

Biggest selling oncology products 2013			
Brand	**Company**	**Indication(s)**	**2013 sales ($m)**
Rituxan	Roche	Non-Hodgkin's lymphoma/chronic lymphocytic leukemia	7503
Avastin	Roche	Colorectal, lung, breast, kidney, ovarian cancer	6746
Herceptin	Roche	HER2+ breast cancer	6557
Gleevec	Novartis	Chronic myeloid leukemia/gastrointestinal stromal tumours	4693
Revlimid	Celgene	Multiple myeloma	4280
Alimta	Eli Lilly	Non-small cell lung cancer	2703
Velcade	J&J/Takeda	Multiple myeloma/mantle cell lymphoma	2559
Erbitux	BMS/ Merck Serono	Colrectal/head&neck cancer	1868
Gardasil	Merck & Co.	Cervical cancer	1831
Zytiga	J&J	Prostate cancer	1698
Xeloda	Roche	Breast/colorectal cancer	1629
Tarceva	Roche	Non-small cell lung/ pancreatic cancer	1445
Afinitor	Novartis	Breast cancer	1309
Sprycel	BMS	Chronic myeloid/acute lymphoblastic leukemia	1280
Tasigna	Novartis	Chronic myeloid leukemia	1266
Sutent	Pfizer	Renal cell carcinoma/ gastrointestinal stromal tumours	1204
Nexavar	Bayer	Renal cell carcinoma/liver cancer	1024
Xgeva	Amgen	Bone metastases	1019
Zoladex	AstraZeneca	Breast/prostate cancer	996
Yervoy	BMS	Melanoma	960

Source: Company reported data

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Our People

- **Dr. Paul F. Reid** *President and Director*
  Dr. Reid has 20 years experience in drug development & production, new drug development, clinical trial design, and experimental design. His collaborations with Harvard University Professor Zheng Hong Qin have led to several patent applications in relation to proprietary compounds. Dr. Reid is widely experienced in medical regulatory affairs and FDA protocols.
- **Cristopher Grunewald** *Director*
  Mr. Grunewald is a financial executive and entrepreneur with background in the healthcare and biotechnology sectors, private equity and investment banking. He has been involved in all stages of the commercialization of healthcare IP developed by premiere research and development institutions.
- **John Krohn** *Director*
  Mr. Krohn is a CPA, has a background in healthcare investing, and brings insight into finance, accounting, best practices, cash utilization and networking.

Our Pipeline

CROTOXIN

- A protein extracted from the venom of a tropical snake. Crotoxin has an inherent targeting component, like a Mab, that makes it selective for tumor cells.

CARDIOTOXIN

- Cardiotoxin (CD) is a peptide isolated from the venom of cobras. CD has been shown to inhibit metastasis, acts as TK inhibitor.

Publications

Acta Pharmacol Sin. 2014 Crotoxin induces apoptosis and autophagy in human lung carcinoma cells in vitro via activation of the p38MAPK signaling pathway. Han R, Liang H, Qin ZH, Liu CY.

Evid Based Complement Alternat Med. 2014, Ameliorating Adriamycin-Induced Chronic Kidney Disease in Rats by Orally Administrated Cardiotoxin from Naja naja atra Venom. Ding ZH, Xu LM, Wang SZ, Kou JQ, Xu YL, Chen CX, Yu HP, Qin ZH, Xie Y.

Toxicon. 2013 Nov; Antinociceptive activity of crotoxin in the central nervous system: a functional Magnetic Resonance Imaging study. *Wolz-Richter S, Esser KH, Hess A.*

Acta Pharmacol. Sin. 2013 Feb; Growth inhibitory effects and molecular mechanisms of crotoxin treatment in esophageal Eca-109 cells and transplanted tumors in nude mice. *He JK, Wu XS, Wang Y, Han R, Qin ZH, Xie Y.*

Oncol Rep. 2012 May; Crotoxin enhances the antitumor activity of gefinitib (Iressa) in SK-MES-1 human lung squamous carcinoma cells. *Wang JH, Xie Y, Wu JC, Han R, Reid PF, Qin ZH, He JK.*

Toxicon. 2008 Jan; Inhibitory effect of crotoxin on the pain-evoked discharge of neurons in thalamic parafascicular nucleus in rats. *Department of Neurobiology, School of Medicine, Soochow University, Ren-Ai Road, Dushu Lake Campus, Suzhou Industrial Park, Suzhou 215123, PR China. Celtic Biotech, Ltd, Dublin, Ireland*

Acta Pharmacol Sin. 2007 Apr; Autophagy is involved in cytotoxic effects of crotoxin in human breast cancer cell line MCF-7 cells. *Department of Pharmacology, Soochow University School of Medicine, Suzhou 215123, China; Celtic Biotech, Ltd, Dublin, Ireland*

Toxicon. 2006 Aug; Opiate and acetylcholine-independent analgesic actions of crotoxin isolated from crotalus durissus terrificus venom. *Department of Pharmacology, Soochow University School of Medicine, 48 Ren Ming Road, Suzhou 215007, PR China; Celtic Biotech, Ltd, Dublin, Ireland*

Toxicon. 2006 Apr; Contributions of autophagic and apoptotic mechanisms to CrTX-induced death of K562 cells *Department of Pharmacology, Soochow University School of Medicine, Suzhou Institute of Chinese Materia Medica, 708 Ren Min Road, Suzhou 215007, People's Republic of China; Celtic Biotech, Ltd, Dublin, Ireland*

Clinical Responses

Reference	Product	Dose	Cancer types involved
Plata et al.	CT	0.3mg/ m² (0.009mg/Kg) 0.3mg i.t Daily	Breast (2 CR), Pancreas (2 PR), liposarcoma (1 PR), Mesothelioma (1 PR), Fusocellular sarcoma (1 PR), Glioma (1 PR), Orbital adenocarcinoma (1 PR)
Costa et al.	VRCTC310	0.0025-0.023 mg/Kg daily	NSCLC (1 PR), Breast (1 SD), Laryngeal (1 SD), Cervical (1 SD), Ovarian (1 SD)
Costa et al.	VFCTC310	0.14mg/Kg weekly	Breast (2 CR, 1PR), Squamous cell (1CR), Chordoma (1 PR)
Costa et al.	VRCTC310	0.014 mg/Kg weekly	Breast cancer (1 CR), Squamous skin (1 CR)
Cura et al.	CT	0.03-0.22 mg/m² (0.0009-0.007mg/Kg) daily	Breast (1 CR), Rectal (1 PR), larynx (1 PR), Thyroid (1 PR), Colon (1 SD), Fibrosarcoma (1 SD)
TOTAL	**59 subjects**		**5 SD (8.5%), 13 PR (22%), 8 CR (13.6%)**

SD: stable disease, PR: partial response, CR: complete response (tumour cleared)

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Competitive Comparison

Comparison of Crotoxin to other MTT biotherapies

Agent (Target)	Tumour type	Use	Outcome	Overall Response
Tarceva/ Erlotinib (EGFR)	NSCLC Pancreatic	Mono + chemo	2 months LE 0.3 month LE	8%
Avastin/ Bevacizumab (VEGF)	Colorectal NSCLC	+ chemo + chemo	5 month LE 2 month LE (1 PR)	NR
Herceptin/ Trastuzumab (EGFR-2)	Breast Malign. Breast	+ radio + radio	5 month LE	15%
Erbitux/ Cetuximab (EGFR)	Colorectal Head + Neck	+ irinotecan + chemo	2 month LE 20 month LE	23%
Crotoxin (NAchR + Crocalbin)	Multiple All cases of previous treatment	Mono	6 SD, 14 PR, 9 CR Based on summary of all available clinical data	46% (29/62)


Clinical Cancer Research


Immunopharmacology and Immunotoxicology


ANTI-CANCER DRUGS

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Milestones

- Patent issued: Crotoxin Administration for Cancer Treatment and Pain Relief
- Registered with FDA
  - National Drug Code issued: 48142
- Organized a contract filler to provide sterile fill services

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